Exhibit 4.2

SVB FINANCIAL GROUP

Officers’ Certificate

January 29, 2015

Reference is made to the Indenture dated as of September 20, 2010 (the “Base Indenture,” and together with this Officers’ Certificate, the “Indenture”) by and between SVB Financial Group (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”). The Trustee is the trustee for any and all securities issued under the Indenture. Pursuant to Section 1.02, Section 2.01 and Section 3.01 of the Base Indenture, the undersigned officers do hereby certify, in connection with the issuance and authentication of $350,000,000 aggregate principal amount of 3.50% Senior Notes due 2025 (the “Notes”), that the terms of the Notes are as follows:

Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Base Indenture.

Notes

Title:	3.50% Senior Notes due 2025.

Issuer:	SVB Financial Group.

Trustee, Registrar, Transfer Agent, Authenticating Agent, and Paying Agent:	U.S. Bank National Association.

Aggregate Principal Amount at Maturity:	$350,000,000.

Issue Price:	99.916%, plus accrued and unpaid interest, if any, from January 29, 2015.

Maturity Date:	January 29, 2025.

Interest:	3.50% per annum.

Date from which Interest will Accrue:	January 29, 2015.

Regular Record Dates:	January 15 and July 15.

Interest Payment Dates:	January 29 and July 29 of each year, commencing on July 29, 2015.

Place of Payment:	The contiguous United States.

Redemption:	The Company may at its option redeem the Notes in whole or in part, at any time or from time to time prior to their maturity upon the terms and conditions set forth in the form of Note attached hereto as Exhibit A and as set forth in the Base Indenture.

Sinking Fund:	None.

Conversion:	None.

Covenants:	The Company shall comply with the limitation on liens covenant set forth in Section 7 of the form of Note attached hereto as Exhibit A and with all of the covenants set forth in the Base Indenture.

Defeasance:	Sections 13.02 and 13.03 of the Base Indenture shall be applicable to the Notes.

Events of Default:	The Events of Default applicable to the Notes are as set forth in Section 5.01 of the Base Indenture.

Denominations:	$2,000 and integral multiples of $1,000 thereafter.

Global Security:	The Notes shall be issued in the form of one or more Global Securities in the form attached hereto as Exhibit A.

Security:	None.

Guarantees:	None.

Miscellaneous:	The terms of the Notes shall include such other terms as are set forth in the form of Note attached hereto as Exhibit A and in the Base Indenture.

Subject to the representations, warranties and covenants described in the Indenture, as amended or supplemented from time to time, the Company shall be entitled, subject to authorization by the Board of Directors of the Company and an Officers’ Certificate, to increase the aggregate principal amount of the notes outstanding by creating and issuing additional notes from time to time under each series of notes issued hereby. Any such additional notes of a series shall have identical terms as the notes issued on the issue date, other than with respect to the date of issuance, the issue price and interest accrued prior to the issue date of the additional notes (together the “Additional Notes”). Any Additional Notes shall be issued in accordance with Section 3.01 of the Base Indenture and shall have the same CUSIP number as the Notes. No such Additional Notes shall be issued unless they will be fungible with the Notes for U.S. federal income tax purposes. The Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under the Indenture. No Additional Notes shall be issued if any Event of Default has occurred and is continuing with respect to the Notes.

Each such officer certifies that he has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Officers’ Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Company. In such officers’ opinion, each officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions of such Indenture relating to the issuance and authentication of the Notes have been complied with. In such officers’ opinion, such covenants and conditions have been complied with.

A certified copy of the Board Resolution pursuant to which the terms of the Notes were established is attached hereto as Exhibit B.

IN WITNESS WHEREOF the undersigned officers of the Company have duly executed this Officers’ Certificate as of the date first written above.

SVB FINANCIAL GROUP

By:	/s/ Greg W. Becker
Name: Greg W. Becker
Title: President and Chief Executive Officer

By:	/s/ Michael R. Descheneaux
Name: Michael R. Descheneaux
Title: Chief Financial Officer

[Signature Page to Officers’ Certificate Pursuant to Indenture §§ 1.02, 2.01 & 3.01]

EXHIBIT A

FORM OF 3.50% SENIOR NOTE DUE 2025

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SVB FINANCIAL GROUP

3.50% Senior Note due 2025

No.	CUSIP No.: 78486QAD3
ISIN No.: US78486QAD34
$

SVB FINANCIAL GROUP, a Delaware corporation (the “Company”), for value received promises to pay to                     [include “CEDE & CO.” for Global Note] or registered assigns the principal sum of                     DOLLARS on January 29, 2025.

Interest Payment Dates: January 29 and July 29 (each, an “Interest Payment Date”), commencing on July 29, 2015.

Interest Record Dates: January 15 and July 15 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SVB FINANCIAL GROUP

By:
Name: Greg W. Becker
Title: President and Chief Executive Officer

Attest:
Name: Annie Loo
Title: Assistant Secretary

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: ,

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

SVB FINANCIAL GROUP

3.50% Senior Note due 2025

1. Interest. SVB Financial Group (the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest payments on the Notes will be the amount of interest accrued from and including January 29, 2015, or the most recent Interest Payment Date on which interest has been paid to, but excluding, the Interest Payment Date or the date of Maturity, as the case may be. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing July 29, 2015. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months in a manner consistent with Rule 11620(b) of the FINRA Uniform Practice Code.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes, and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment, and such interest shall be payable on demand.

2. Paying Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as paying agent. The Company may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms. This Note is one of the 3.50% Senior Notes due 2025 (the “Notes”) issued under an indenture dated September 20, 2010 (the “Base Indenture”) by and between the Company and the Trustee, and established pursuant to an Officers’ Certificate dated January 29, 2015, issued pursuant to Section 1.02, Section 2.01 and Section 3.01 thereof (together, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Base Indenture was qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Supplement; Waiver. Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of each series of Outstanding Securities affected by such amendment, supplement or waiver. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

6. Redemption. The Notes are redeemable at the option of the Company, in whole or in part at any time, upon not less than 30 days nor more than 60 days prior notice to Holders, at a redemption price calculated by the Company equal to the greater of:

(i) 100.00% of the principal amount of the Notes to be redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (set forth below) plus 30 basis points, plus in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date. Notwithstanding the foregoing, interest on Notes that are due and payable on an Interest Payment Date falling after the relevant Regular Record Date and on or prior to such Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (y) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (z) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means J.P. Morgan Securities LLC or its successor.

“Reference Treasury Dealer” means (x) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if one or more of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute thereof another Primary Treasury Dealer, and (y) one or more other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Company shall provide written notice to the Trustee of the redemption at least two Business Days prior to the date such notice is delivered to the Holders. The Company will send notice of redemption to DTC.

If fewer than all the Notes are redeemed, the Trustee will select the particular Notes to be redeemed on a pro-rata basis, by lot or by such other method that the Trustee deems fair and appropriate (and in the case of the Global Securities, in accordance with the applicable procedures of DTC).

7. Liens. The Company will not, and it will not permit any Subsidiary to, pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon any Voting Shares of any Principal Subsidiary Bank to secure any indebtedness for borrowed money without making effective provisions whereby the Notes then outstanding, and, at the Company’s option, any other senior indebtedness ranking equally with the Notes, shall be equally and ratably secured with any and all such indebtedness.

Notwithstanding the foregoing, this restriction shall not prohibit the mortgage, pledge, or hypothecation of, or the establishment of a lien on, any such Voting Shares:

(i) to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(ii) by the acquisition by the Company or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Company or such Subsidiary);

(iii) by the assumption by the Company or a Subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Company or such Subsidiary of such Voting Shares;

(iv) by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (i), (ii), and (iii); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

(v) by liens to secure loans or other extensions of credit by a subsidiary bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;

and provided, further, that notwithstanding the foregoing, the Company may incur or permit to be incurred or to exist upon such Voting Shares: (x) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or a Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or (y) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 90 days.

In case the Company or any Subsidiary shall propose to pledge, mortgage or hypothecate any Voting Shares at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (i) to (v), inclusive, of this Section, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Notes equally and ratably with such indebtedness, by pledge, mortgage or hypothecation of such Voting Shares. Such supplemental indenture shall contain provisions concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required or permitted by the TIA (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under the TIA, and may also contain such additional and mandatory provisions permitted by the TIA as may be necessary to, or as the Trustee may reasonably request to further secure, such pledge, mortgage or hypothecation.

“Subsidiary” is defined as any corporation, a majority of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or one or more of its subsidiaries, or by the Company and one or more of its other subsidiaries.

“Principal Subsidiary Bank” is defined as Silicon Valley Bank or any other U.S. subsidiary bank of the Company, the consolidated assets of which constitute 20% or more of the Company’s consolidated assets or any other subsidiary bank of the Company designated as a Principal Subsidiary Bank pursuant to a board resolution and set forth in an Officers’ Certificate delivered to the Trustee.

“Voting Shares” are defined as outstanding shares of capital stock of any class having voting power under ordinary circumstances to elect at least a majority of the board of directors.

8. Defaults and Remedies. If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee may, by written notice, require the Company to repay immediately the entire principal amount of the Outstanding Notes, together with all accrued and unpaid interest and premium, if any. If a bankruptcy Event of Default with respect to the Company occurs and is continuing, then the entire principal amount of the Outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

9. Defeasance and Discharge. Pursuant to Section 13.02 of the Base Indenture, the Company shall be deemed to have been discharged from its obligations with respect to the Notes on and after the date the conditions set forth in Section 13.04 of the Base Indenture are satisfied.

Pursuant to Section 13.03 of the Base Indenture, the Company shall be released from certain obligations and the occurrence of certain Events of Default shall be deemed not to be or result in an Event of Default on and after the date the conditions set forth in Section 13.04 of the Base Indenture are satisfied.

10. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

11. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

13. Governing Law. The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

Certified copy of Board resolution